UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2010

International Monetary Systems, Ltd.

(Exact name of registrant as specified in its charter)

Wisconsin	0-30853	39-1924096
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16901 West Glendale Dr. New Berlin, WI	53151
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 262-780-3640

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐ Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 4.01   Changes in Registrant’s Certifying Accountant

On April 16, 2010, Webb & Company, P.A. (“Webb”) informed International Monetary Systems, Ltd. (the “Company”) that, in connection with the required five-year rotation of audit engagement partners, Webb had elected to not stand for re-election as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2010.

Webb’s reports on the Company’s financial statements for the fiscal years ended December 31, 2009 and December 31, 2008, did not contain an adverse opinion or a disclaimer of a opinion, and such reports were not qualified as to uncertainty, audit scope, or accounting principles.  During the period of January 1, 2008 through April 16, 2010, (1) there has not been any disagreements between the Company and Webb on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Webb, would have caused it to make reference to the subject matter of the disagreements in its report and (2) Webb did not advise the Company of any reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Webb a copy of the disclosures contained in this Current Report on Form 8-K and has requested and received from Webb a letter addressed to the Securities and Exchange Commission stating that Webb agrees with the above statements.  A copy of the letter is attached as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           The following exhibit is filed herewith:

(16)           Letter of Webb & Company, P.A., dated April 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Monetary Systems, Ltd.

Date: April 22, 2010	By:	/s/ David Powell
Name: David Powell
Title: Principal Financial Officer